EXHIBIT 10.3

THE ISSUANCE AND THE SALE OF THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THIS NOTE MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL (WHICH COUNSEL SHALL BE SELECTED BY THE HOLDER), IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THIS NOTE MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THIS NOTE.

Principal Amount: $500,000.00	Issue Date: June 17, 2015

SECURED PROMISSORY NOTE

FOR VALUE RECEIVED, each of BANJO & MATILDA, INC., a Nevada corporation (the “Company”), and BANJO & MATILDA (USA), Inc., a Delaware corporation and a wholly-owned subsidiary of the Company (together with the Company, the “Borrower”), jointly and severally, hereby promise to pay to the order of FOREFRONT INCOME TRUST, a Delaware statutory trust, or registered assigns (the “Holder”) the sum of $500,000.00 together with any interest as set forth herein, on July 1, 2017 (the “Maturity Date”), and to pay interest on the unpaid principal balance hereof from time to time outstanding at the rate of eighteen percent (18%) per annum (the “Interest Rate”) commencing thirty days from the date hereof (the “Issue Date”). Concurrent with the purchase of this Note, Borrower shall pre-pay the interest which would accrue hereunder during the period commencing on the 31st and ending on the 90th day after the Issue Date. This Note may not be prepaid in whole or in part except as otherwise explicitly set forth herein. Any amount of principal or interest on this Note which is not paid when due shall bear interest at the rate of twenty two percent (22%) per annum from the due date thereof until the same is paid (“Default Interest”). Interest shall commence accruing on the thirtieth day after the date hereof and shall be computed on the basis of a 365-day year and the actual number of days elapsed. All payments due hereunder shall be made in lawful money of the United States of America. All payments shall be made at such address as the Holder shall hereafter give to the Borrower by written notice made in accordance with the provisions of this Note. Whenever any amount expressed to be due by the terms of this Note is due on any day which is not a business day, the same shall instead be due on the next succeeding day which is a business day and, in the case of any interest payment date which is not the date on which this Note is paid in full, the extension of the due date thereof shall not be taken into account for purposes of determining the amount of interest due on such date. As used in this Note, the term “business day” shall mean any day other than a Saturday, Sunday or a day on which commercial banks in the city of New York, New York are authorized or required by law or executive order to remain closed. Each capitalized term used herein, and not otherwise defined, shall have the meaning ascribed thereto in that certain Note Purchase Agreement dated as of June 17, 2015 (the “Purchase Agreement”) pursuant to which this Note was originally issued.

This Note is free from all taxes, liens, claims and encumbrances with respect to the issue thereof and shall not be subject to preemptive rights or other similar rights of shareholders of the Borrower and will not impose personal liability upon the holder thereof.

The following terms shall apply to this Note:

ARTICLE I. PREPAYMENT

1.1 Prepayment. Notwithstanding anything to the contrary contained in this Note, at any time after the period beginning one hundred eighty days after the Issue Date, the Borrower shall have the right, exercisable on not less than twenty (20) days prior written notice to the Holder of the Note to prepay the outstanding Note (principal and accrued interest), in full, in accordance with this Section 1.1. Any notice of prepayment hereunder (an “Optional Prepayment Notice”) shall be delivered to the Holder of the Note at its registered addresses and shall state: (1) that the Borrower is exercising its right to prepay the Note, and (2) the date of prepayment which shall be no less than twenty (20) and more than thirty (30) days from the date of the Optional Prepayment Notice. On the date fixed for prepayment (the “Optional Prepayment Date”), the Borrower shall make payment of the Optional Prepayment Amount (as defined below) to or upon the order of the Holder as specified by the Holder in writing to the Borrower at least one (1) business day prior to the Optional Prepayment Date. If the Borrower exercises its right to prepay the Note, the Borrower shall make payment to the Holder of an amount in cash (the “Optional Prepayment Amount”) equal to 115%, multiplied by the sum of: (w) the then outstanding principal amount of this Note plus (x) accrued and unpaid interest on the unpaid principal amount of this Note to the Optional Prepayment Date plus (y) Default Interest, if any, on the amounts referred to in clauses (w) and (x). If the Borrower delivers two Optional Prepayment Notices and fails to pay the Optional Prepayment Amount due to the Holder of the Note within two (2) business days following the second Optional Prepayment Date, the Borrower shall forever forfeit its right to prepay the Note pursuant to this Section 1.1.

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ARTICLE II. CERTAIN COVENANTS

2.1 Distributions on Capital Stock. So long as the Borrower shall have any obligation under this Note, the Borrower shall not without the Holder’s written consent (a) pay, declare or set apart for such payment, any dividend or other distribution (whether in cash, property or other securities) on shares of capital stock other than dividends on shares of Common Stock solely in the form of additional shares of Common Stock or (b) directly or indirectly or through any subsidiary make any other payment or distribution in respect of its capital stock except for distributions pursuant to any shareholders’ rights plan which is approved by a majority of the Borrower’s disinterested directors.

2.2 Restriction on Stock Repurchases. So long as the Borrower shall have any obligation under this Note, the Borrower shall not without the Holder’s written consent redeem, repurchase or otherwise acquire (whether for cash or in exchange for property or other securities or otherwise) in any one transaction or series of related transactions any shares of capital stock of the Borrower or any warrants, rights or options to purchase or acquire any such shares.

2.3 Borrowings. So long as the Borrower shall have any obligation under this Note, the Borrower shall not, without the Holder’s written consent, create, incur, assume guarantee, endorse, contingently agree to purchase or otherwise become liable upon the obligation of any other person, firm, partnership, joint venture or corporation, except by the endorsement of negotiable instruments for deposit or collection or for amounts which by their terms have no right to participate in the amounts paid into the Deposit Account, as defined below.

2.4 Sale of Assets. So long as the Borrower shall have any obligation under this Note, the Borrower shall not, without the Holder’s written consent, sell, lease or otherwise dispose of any significant portion of its assets outside the ordinary course of business except when any sale, lease or disposition is done for fair consideration and does not render the Borrower a "Shell" company as defined in Rule 12b-2 under the Securities Exchange Act of 1934. Any consent to the disposition of any assets may be conditioned on use of the proceeds thereof to prepay all or a portion of this Note.

2.5 Advances and Loans. So long as the Borrower shall have any obligation under this Note, the Borrower shall not, without the Holder’s written consent, lend money, give credit or make advances to any person, firm, joint venture or corporation, including, without limitation, officers, directors, employees, subsidiaries and affiliates of the Borrower, except loans, credits or advances (a) in existence or committed on the date hereof and which the Borrower has informed Holder in writing prior to the date hereof and (b) made to employees as advances of expenses in the ordinary course of business

2.6 Participation Rights. Until the second anniversary of the Issue Date the Holder shall have the right to participate in any form of financing (debt or equity) undertaken by the Borrower upon the same terms and conditions as that agreed upon by the Borrower and one or more third parties. At the request of the Borrower the Holder’s participation may be limited to no more than 20% of the gross proceeds of such financing and the Holder must close on the same date as the other parties participating in such financing. If the other parties participating in a financing refuse to allow the Holder to participate therein, Borrower shall pay to Holder a fee of $75,000 in lieu of any other claim for damages.

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2.7 Deposit Account. (a) No later than ninety (90) days from the date hereof the Borrower shall establish a “Deposit Account” with a major U.S. bank (the “Depositary”) reasonably acceptable to Holder into which Borrower shall cause to be deposited all of the credit card receipts derived by Borrower from the sale of merchandise and shall issue to Borrower’s credit card processors instructions which may not be revoked prior to the payment of all amounts due hereunder to remit to the Deposit Account all credit card receipts due Borrower from and after ninety days after the Issue Date.

(b) The Borrower shall give the Depositary instructions, which may not be revoked prior to the payment of all amounts due hereunder, commencing 91 days after the date hereof, to weekly sweep the Deposit Account and remit the percentage set for in the chart below (the “Chart”) of all amounts therein to the Holder and the balance to the Borrower until during any “Quarterly Period” Holder has received the “Minimum Quarterly Amount” set forth in the Chart. Once Holder has received the Minimum Quarterly Amount in respect of any Quarterly Period, the balance of the amounts deposited into the Deposit Account during such Quarterly Period shall be paid to Borrower. For purposes of this Note a Quarterly Period shall be a period of 90 days, the first of which shall commence 91 days after the Issue Date and end 180 days after the Issue Date and the second of which shall commence 181 days after the Issue Date hereof and end 270 days after the Issue Date and of which the following Quarterly Periods shall commence and end sequentially thereafter. For purposes of this Note the Minimum Quarterly Amount schedule including a breakdown of principal, interest, and cash sweep percentage, is shown below.

(c) Holder shall have a first priority lien on all amounts in the Deposit Account.

2.9 Negative Covenants. As long as any portion of this Note remains outstanding, the Company shall not, and shall not permit any of the Subsidiaries to, directly or indirectly:

a) other than Permitted Indebtedness, enter into, create, incur, assume, guarantee or suffer to exist any indebtedness for borrowed money of any kind, including, but not limited to, a guarantee, on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom;

b) other than Permitted Liens, enter into, create, incur, assume or suffer to exist any Liens of any kind, on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom;

Notwithstanding the foregoing, while any amount is outstanding under this Note, the Company may incur or enter into (w) capital leases or purchase money security interests secured only by the assets acquired upon the issuance thereof, (x) indebtedness incurred to replace indebtedness then outstanding, (y) up to $500,000 of indebtedness which by its terms is not secured by the Company’s credit card receivables and which subordinates any claim it may have in the credit card receivables to the interest of the Noteholder therein, (z) any additional amount of additional debt so long as any repayment of such debt commences 30 days after the Note has been repaid; and

c) amend its articles of incorporation and bylaws in any manner that materially and adversely affects any rights of the Holder.

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ARTICLE III. EVENTS OF DEFAULT

If any of the following events of default (each, an “Event of Default”) shall occur:

3.1 Failure to Pay Principal or Interest. The Borrower fails to pay the principal hereof or interest thereon when due on this Note, whether at maturity, upon acceleration or otherwise.

3.2 Breach of Covenants. The Borrower breaches any covenant or other term or condition contained in this Note and such breach continues for a period of ten (10) days after written notice thereof to the Borrower from the Holder.

3.3 Breach of Representations and Warranties. Any representation or warranty of the Borrower made herein or in any agreement, statement or certificate given in writing pursuant hereto or in connection herewith (including, without limitation, the Purchase Agreement), shall be false or misleading in any material respect when made with respect to this Note or the Purchase Agreement.

3.4 Receiver or Trustee. The Borrower shall make an assignment for the benefit of creditors, or apply for or consent to the appointment of a receiver or trustee for it or for a substantial part of its property or business, or such a receiver or trustee shall otherwise be appointed.

3.5 Judgments. Any money judgment, writ or similar process shall be entered or filed against the Borrower or any subsidiary of the Borrower or any of its property or other assets for more than $100,000, and shall remain unvacated, unbonded or unstayed for a period of twenty (20) days unless otherwise consented to by the Holder, which consent will not be unreasonably withheld.

3.6 Bankruptcy. Bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings, voluntary or involuntary, for relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the Borrower any significant subsidiary (as such term is defined in Regulation S-X).

3.7 Delisting of Common Stock. The Company shall fail to maintain the listing of its Common Stock on at least one of the OTC (which specifically includes the Pink Sheets electronic quotation system) or an equivalent replacement exchange, the Nasdaq National Market, the Nasdaq SmallCap Market, the New York Stock Exchange, or the American Stock Exchange.

3.8 Failure to Comply with the Exchange Act. The Company shall fail to comply with the reporting requirements of the Exchange Act, after giving effect to any extension available as of right, and/or the Company shall cease to be subject to the reporting requirements of the Exchange Act.

3.9 Liquidation. Any dissolution, liquidation, or winding up of Borrower or any substantial portion of its business.

3.10 Cessation of Operations. Any cessation of operations by Borrower or Borrower admits it is otherwise generally unable to pay its debts as such debts become due, provided, however, that any disclosure of the Borrower’s ability to continue as a “going concern” shall not be an admission that the Borrower cannot pay its debts as they become due.

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3.11 Maintenance of Assets. The failure by Borrower to maintain any material intellectual property rights, personal, real property or other assets which are necessary to conduct its business (whether now or in the future).

Upon the occurrence and during the continuation of any Event of Default specified in Section 3.1, the Note shall become immediately due and payable and the Borrower shall pay to the Holder, in full satisfaction of its obligations hereunder, an amount equal to the Default Sum (as defined herein). Upon the occurrence and during the continuation of any Event of Default specified in Section 3.2 upon delivery of a “Notice of Default” by Holder the Borrower shall pay to the Holder, in full satisfaction of its obligations hereunder, an amount equal to 150% of the Default Sum, very of written notice to the Borrower by such Holders (the “Default Notice”), and upon the occurrence of an Event of Default specified in the remaining sections of Articles III, upon delivery of a Default Notice, the Note shall become immediately due and payable and the Borrower shall pay to the Holder, in full satisfaction of its obligations hereunder, an amount equal to the Default Sum. For purposes hereof, the Default Sum shall mean the sum of (i) 125% times the sum of (w) the then outstanding principal amount of this Note plus (x) accrued and unpaid interest on the unpaid principal amount of this Note to the date of payment (the “Mandatory Prepayment Date”) plus (y) Default Interest, if any, on the amounts referred to in clauses (w) and/or (x).

ARTICLE IV. MISCELLANEOUS

4.1 Failure or Indulgence Not Waiver. No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privileges. All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

4.2 Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, in the cases of notices to the Company, shall be sent by e-mail and shall be (i) personally served, (ii) delivered by reputable air courier service with charges prepaid, or (iii) transmitted by hand delivery or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:

If to the Borrower, to:

BANJO & MATILDA, INC.

76 William Street

Paddington, NSW 2021, Australia

Attn: BRENDAN MACPHERSON, Chief Executive Officer

e-mail: ben@banjoandmatilda.com

With a copy by fax and e-mail only to (which copy shall not constitute notice):

Eaton & Van Winkle LLP

3 Park Avenue

New York, New York 10016

Attn: Vincent J. McGill

Facsimile: 212 779 2228

vmcgill@evw.com

If to the Holder:

Forefront Income Trust

7 Times Sq., 37th Floor

New York, New York 10036

Attn: Francis J. Argenziano & Nicole Teow

e-mail: fargenziano@forefrontincometrust.com & nteow@forefrontincometrust.com

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4.3 Amendments. This Note and any provision hereof may only be amended by an instrument in writing signed by the Borrower and the Holder. The term “Note” and all reference thereto, as used throughout this instrument, shall mean this instrument (and the other Notes issued pursuant to the Purchase Agreement) as originally executed, or if later amended or supplemented, then as so amended or supplemented.

4.4 Assignability. This Note shall be binding upon the Borrower and its successors and assigns, and shall inure to be the benefit of the Holder and its successors and assigns. Each transferee of this Note must be an “accredited investor” (as defined in Rule 501(a) of the 1933 Act). Notwithstanding anything in this Note to the contrary, this Note may be pledged as collateral in connection with a bona fide margin account or other lending arrangement.

4.5 Cost of Collection. If default is made in the payment of this Note, the Borrower shall pay the Holder hereof costs of collection, including reasonable attorneys’ fees.

4.6 Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of Nevada without regard to principles of conflicts of laws. Any action brought by either party against the other concerning the transactions contemplated by this Note shall be brought only in the state courts of New York or in the federal courts located in the borough of Manhattan in the city of New York. The parties to this Note hereby irrevocably waive any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens. The Borrower and Holder waive trial by jury. The prevailing party shall be entitled to recover from the other party its reasonable attorney's fees and costs. In the event that any provision of this Note or any other agreement delivered in connection herewith is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of any agreement. Each party hereby irrevocably waives personal service of process and consents to process being served in any suit, action or proceeding in connection with this Agreement or any other Transaction Document by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.

4.7 Certain Amounts. Whenever pursuant to this Note the Borrower is required to pay an amount in excess of the outstanding principal amount (or the portion thereof required to be paid at that time) plus accrued and unpaid interest plus Default Interest on such interest, the Borrower and the Holder agree that the actual damages to the Holder from the receipt of cash payment on this Note may be difficult to determine and the amount to be so paid by the Borrower represents stipulated damages and not a penalty and is intended to compensate the Holder in part for loss of the opportunity to convert this Note and to earn a return from the sale of shares of Common Stock acquired upon conversion of this Note at a price in excess of the price paid for such shares pursuant to this Note. The Borrower and the Holder hereby agree that such amount of stipulated damages is not plainly disproportionate to the possible loss to the Holder from the receipt of a cash payment without the opportunity to convert this Note into shares of Common Stock.

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4.8 Purchase Agreement. By its acceptance of this Note, each party agrees to be bound by the applicable terms of the Purchase Agreement.

4.9 Notice of Corporate Events. The Borrower shall provide the Holder with prior notification of any meeting of the Borrower’s shareholders (and copies of proxy materials and other information sent to shareholders). In the event of any taking by the Borrower of a record of its shareholders for the purpose of determining shareholders who are entitled to receive payment of any dividend or other distribution, any right to subscribe for, purchase or otherwise acquire (including by way of merger, consolidation, reclassification or recapitalization) any share of any class or any other securities or property, or to receive any other right, or for the purpose of determining shareholders who are entitled to vote in connection with any proposed sale, lease or conveyance of all or substantially all of the assets of the Borrower or any proposed liquidation, dissolution or winding up of the Borrower, the Borrower shall mail a notice to the Holder, at least twenty (20) days prior to the record date specified therein (or thirty (30) days prior to the consummation of the transaction or event, whichever is earlier), of the date on which any such record is to be taken for the purpose of such dividend, distribution, right or other event, and a brief statement regarding the amount and character of such dividend, distribution, right or other event to the extent known at such time. The Borrower shall make a public announcement of any event requiring notification to the Holder hereunder substantially simultaneously with the notification to the Holder in accordance with the terms of this Section 4.9.

4.10 Remedies. The Borrower acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder, by vitiating the intent and purpose of the transaction contemplated hereby. Accordingly, the Borrower acknowledges that the remedy at law for a breach of its obligations under this Note will be inadequate and agrees, in the event of a breach or threatened breach by the Borrower of the provisions of this Note, that the Holder shall be entitled, in addition to all other available remedies at law or in equity, and in addition to the penalties assessable herein, to an injunction or injunctions restraining, preventing or curing any breach of this Note and to enforce specifically the terms and provisions thereof, without the necessity of showing economic loss and without any bond or other security being required.

4.11 Absolute Obligation. Except as expressly provided herein, no provision of this Note shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and liquidated damages, as applicable, on this Note at the time, place, and rate, and in the coin or currency, herein prescribed. This Note is a direct debt obligation of the Company.

4.12 Waiver. Any waiver by the Company or the Holder of a breach of any provision of this Note shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Note. The failure of the Company or the Holder to insist upon strict adherence to any term of this Note on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Note on any other occasion. Any waiver by the Company or the Holder must be in writing.

4.13 Severability. If any provision of this Note is invalid, illegal or unenforceable, the balance of this Note shall remain in effect, and if any provision is inapplicable to any Person or circumstance, it shall nevertheless remain applicable to all other Persons and circumstances. If it shall be found that any interest or other amount deemed interest due hereunder violates the applicable law governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum rate of interest permitted under applicable law. The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Company from paying all or any portion of the principal of or interest on this Note as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Note, and the Company (to the extent it may lawfully do so) hereby expressly waives all benefits or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Holder, but will suffer and permit the execution of every such as though no such law has been enacted.

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IN WITNESS WHEREOF, Borrower has caused this Note to be signed in its name by its duly authorized officer as of the date first written above.

BANJO & MATILDA, INC.

By:	/s/ Brendan Macpherson
BRENDAN MACPHERSON
Chief Executive Officer

BANJO & MATILDA (USA), INC.

By:	/s/ Brendan Macpherson
BRENDAN MACPHERSON Chief Executive Officer

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